Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class B Common Stock, $0.001 par value per share, of Newsmax Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 1st day of May, 2025.

NAPLES INVESTMENT HOLDCO LLC

Signature:	/s/ Leslie Brault
Name:	Leslie Brault, Attorney-in-fact
Date:	May 1, 2025

HERITAGE INVESTMENTS LIMITED PARTNERSHIP

Signature:	/s/ Leslie Brault
Name:	Leslie Brault, Attorney-in-fact
Date:	May 1, 2025

HERITAGE GP LIMITED

Signature:	/s/ Leslie Brault
Name:	Leslie Brault, Attorney-in-fact
Date:	May 1, 2025

HERITAGE INVESTMENT HOLDINGS LIMITED

Signature:	/s/ Leslie Brault
Name:	Leslie Brault, Attorney-in-fact
Date:	May 1, 2025

GTCS DIRECTORS LIMITED

Signature:	/s/ Leslie Brault
Name:	Leslie Brault, Attorney-in-fact
Date:	May 1, 2025

GTCS NOMINEES LIMITED

Signature:	/s/ Leslie Brault
Name:	Leslie Brault, Attorney-in-fact
Date:	May 1, 2025

SHEIKH SULTAN BIN JASSIM AL-THANI

Signature:	/s/ Leslie Brault
Name:	Leslie Brault, Attorney-in-fact
Date:	May 1, 2025